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                                EXHIBIT 10.17B

                         CHANGE OF CONTROL AGREEMENT


     AGREEMENT made and entered into as of July 1, 1997 by and between WALLACE COMPUTER SERVICES, INC., a Delaware corporation, (the "Corporation") and ROBERT
J.  CRONIN (the "Executive").

     The Board of Directors of the Corporation (the "Board") has determined that it is in the best interests of the Corporation and its stockholders to assure that the Corporation will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Corporation. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Corporation currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Corporation to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Certain Definitions. (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section l(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Corporation is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who had taken steps reasonably calculated to effect a Change of Control, (ii) otherwise arose in connection with or anticipation of a Change of Control, or (iii) would not have occurred or would be substantially less likely to have occurred in the absence of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

        (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the date one (1) year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof being hereinafter referred to as a "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless at least sixty (60) days prior to such Renewal Date the Corporation shall give notice to the Executive that the Change of Control Period shall not be so extended.


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     2. Change of Control.  For purposes of this Agreement, a "Change of
Control" shall mean:

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of either (i) the then outstanding shares of capital stock of the Corporation (the "Outstanding Corporation Capital Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that (X) any acquisition by or from the Corporation or any of its subsidiaries, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (Z) any acquisition by any corporation with respect to which, following such acquisition, more than sixty-five percent (65%) of the then outstanding shares of capital stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such acquisition, in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be, shall not constitute a Change of Control; or

        (b) Individuals who, as of September 6, 1995, constituted the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a member of the Board of Directors of the Corporation subsequent to such date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; but provided further, that no individual whose election or initial assumption of office as a director of the Corporation occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Corporation, shall be deemed to be a member of the Incumbent Board; or

        (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination") with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than sixty-five percent (65%) of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from

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the Business Combination, in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be; or

        (d) Approval by the stockholders of the Corporation of a sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than sixty-five percent (65%) of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such sale or disposition, in substantially the same proportion as their ownership of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition; or

        (e) A complete liquidation or dissolution of the Corporation.

Any other provision of this Agreement to the contrary notwithstanding, "Change of Control" shall not include any transaction described in subparagraphs (a),
(c) or (d) of this Section 2 where, in connection with such transaction, the Executive or any party acting in concert with the Executive substantially increases his or its, as the case may be, ownership interest in the Corporation or a successor to the Corporation.

     3. Employment Period. The Corporation hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

     4. Terms of Employment.

        (a) Position and Duties.

           (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the twelve (12)-month period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or at any office or location less than fifty (50) miles from such location.

           (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the


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Corporation and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Corporation in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere significantly with the performance of the Executive's responsibilities to the Corporation.

        (b) Compensation.

           (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate at least equal to the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Corporation and its affiliated companies with respect to the twenty-four
(24)-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than twelve (12) months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any corporation controlled by, controlling or under common control with the Corporation.

           (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's average annual bonus paid or payable under the Corporation's annual incentive plans for the last two (2) full fiscal years prior to the Effective Date (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the first month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

           (iii) Payment of Bonuses. Whenever any annual bonus or any other cash bonus is awarded to Executive, payment of such bonus shall be made in accordance with the following provisions:

                (A) Prior to the commencement of any fiscal year, Executive may advise the Compensation Committee of the Board of his election to be paid any annual bonus or any other cash bonus to be awarded to him for such fiscal year on a current or deferred


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basis.  If no such election is made, Executive shall be deemed to have elected to be paid such bonus on a current basis.

                (B) Any bonus payable on a current basis shall be paid to Executive within sixty (60) days of the date of the award, subject to normal withholdings and deductions.

                (C) Any bonus payable on a deferred basis shall be accrued and paid to Executive as follows:

                    (1) Effective as of the date of the award, the Corporation shall credit the amount of any deferred bonus to the book reserve account known as the "Deferred Compensation Account of Robert J. Cronin" (hereinafter referred to as the "Deferred Compensation Account"). There shall also be credited to the Deferred Compensation Account, effective as of the Effective Date, all deferred bonuses and interest accrued thereon credited to Executive prior to such date.

                    (2) Interest shall accrue on all amounts credited to the Deferred Compensation Account from the date credited to such account until the date paid to Executive as provided in paragraph (3), below. Such interest shall be computed quarterly on the last day of each calendar quarter based upon the interest rate payable on ninety (90) day certificates of deposit of The First National Bank of Chicago prevailing as of the first day of such calendar quarter. Interest shall be credited to the Deferred Compensation Account, and thereafter accrue interest as provided in this paragraph (2), effective as of the first day of each calendar year. Any other provision of this subparagraph
(ii) to the contrary notwithstanding, in the event the Corporation shall implement deferred compensation provisions in connection with its incentive compensation programs which provide for deferred payments thereunder in the form of , or based on the rate of return of the Corporation's common stock, the Executive shall be provided with a similar opportunity with regard to the Deferred Compensation Account.

                    (3) The amounts of deferred bonus and other amounts credited to the Deferred Compensation Account shall be paid to Executive, subject to normal withholdings and deductions, in one hundred twenty (120) equal monthly installments, with interest on the unpaid balance at the rate specified in paragraph (2), above, commencing in the month immediately following the termination of Executive's employment with the Corporation; provided, however, that if Executive should die before all amounts credited to the Deferred Compensation Account have been paid to him, the full unpaid amount then credited to the Deferred Compensation Account and all interest accrued thereon shall be immediately paid in a lump sum to his designated beneficiary or, if no beneficiary is designated, to his estate.

                (D) Any other provision of this Agreement to the contrary notwithstanding, Executive may at any time or from time to time request the payment to him of all or any portion of the amounts then credited to the Deferred Compensation Account, but the Corporation shall make a payment to Executive pursuant to such a request only if and to the


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extent that such request is approved by the Board.

                (E) Immediately after the Effective Date, the Corporation shall, if it has not already done so, deliver to the trustee of the Wallace Computer Services, Inc. Benefit Trust (the "Benefit Trust"), cash or marketable securities or other property having a fair market value (or any combination thereof) equal to the amount then credited to the Deferred Compensation Account.
           (iv) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Corporation and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable for the Executive of those provided by the Corporation and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the twelve (12)-month period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other senior executives of the Corporation and its affiliated companies; provided, however, that the Executive shall not participate during the Employment Period or thereafter in the Supplemental Retirement Plan of the Corporation. For purposes of this paragraph (iv), the reference to incentive plans, practices, policies and programs covers all forms of short-term or long-term incentive compensation arrangements, including but not by way of limitation arrangements providing for stock options, warrants, stock appreciation rights and/or other cash payments.

           (v) Other Employee Benefits. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit, fringe benefit, expense reimbursement, and executive perquisite plans, practices, policies and programs provided by the Corporation and its affiliated companies (including, without limitation, medical, supplemental medical reimbursement, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other senior executives of the Corporation and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable for the Executive, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the twelve (12)-month period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other senior executives of the Corporation and its affiliated companies.

           (vi) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Corporation and its affiliated companies at any time during the twelve (12)-month period immediately preceding the Effective


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Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other senior executives of the Corporation and its affiliated companies.

           (vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Corporation and its affiliated companies as in effect for the Executive at any time during the twelve
(12)-month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Corporation and its affiliated companies.

     5. Uninsured Medical Expenses. Continuing until Executive's death (or, if later, the death of the Executive's spouse), in addition to participating in any medical insurance or other medical benefit program of the Corporation, the Executive shall be entitled to reimbursement from the Corporation for expenses incurred by Executive for or in respect of medical care (as defined in Section 213 of the Internal Revenue Code of 1986, as amended (the "Code")) of Executive and his spouse; provided, however, that Executive shall be entitled to reimbursement of medical expenses as set forth in this Section 5 if and so long as (and only if and so long as) (a) Executive does not, at any time while he is an employee of the Corporation or at any time thereafter, violate the confidentiality or nonsolicitation covenants set forth in Section 7, below, and
(b) Executive does not commit any action that would permit the Corporation to terminate his employment for "Cause" (as defined in Section 8(d)(ii), below). The Corporation may, in its discretion, pay any such medical expenses directly in lieu of making reimbursement therefor. The reimbursement or payment of such medical expenses on behalf of Executive and/or his spouse shall be limited to an aggregate of $500,000, and reimbursement or payment of such medical expenses shall be made by the Corporation only in the event and to the extent that such reimbursement or payment is not then provided under any insurance policy or policies, whether owned by the Corporation or Executive, or under any other private or public health and accident plan or program under which Executive or his spouse, as the case may be, is then eligible for benefits. Upon the request of the Corporation, Executive shall submit to the Corporation hospitalization, doctor, dental or other medical bills, including premium notices for accident or health insurance, for verification by the Corporation.

     6. Supplemental Retirement Benefit. Except as described in Section 9(b)(ii)(D), below, the Corporation shall pay to the Executive after the termination of his employment a Supplemental Retirement Benefit ("SRB") determined and paid as follows:

        (a) The monthly amount of the SRB shall be the excess of (i) fifty percent (50%) of the Executive's Recent Average Monthly Compensation (as described in paragraph (b), below) over (ii) the sum (not to exceed 70% of the amount determined under the immediately preceding clause (i)) of (A) the Executive's monthly Social Security retirement benefits, if any, and (B) the monthly amount payable under a single-life annuity for the Executive's life which is the actuarial equivalent of the benefits payable to the Executive under any retirement or profit-sharing plan or program provided by the
Corporation, to     the extent such benefits are  attributable to contributions by the Corporation other than contributions by the Corporation on behalf of the


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Executive under a salary reduction agreement.

        (b) The Executive's Recent Average Monthly Compensation shall be the monthly average of his cash compensation for the last sixty (60) months of his full-time employment by the Corporation. Cash compensation shall consist of salary, current and deferred bonuses, and contributions paid on the Executive's behalf by the Corporation pursuant to a salary reduction agreement but shall not include amounts attributable to equity-participation awards or to payments made during that sixty (60)-month period pursuant to deferral from a previous period.

        (c) The SRB shall be payable in monthly installments for the life of the Executive but in any event for a minimum period of ten (10) years after the termination of employment. If the Executive dies before the completion of one hundred twenty (120) monthly payments, the remaining payments shall be made to his designated beneficiary or, if none is designated, to his estate. If the Executive dies prior to termination of employment, the SRB shall be calculated as of the date of the Executive's death and shall be paid for a period of ten
(10) years to the Executive's designated beneficiary or, if none is designated, to his estate.

Immediately after the Effective Date, the Corporation shall, if it has not already done so, deliver to the trustee of the Benefit Trust cash or marketable securities or other property having a fair market value (or any combination thereof) equal to the amount described in Section 9(b)(ii)(D) below.

     7. Covenants of the Executive. In order to induce the Corporation to enter into this Agreement, the Executive hereby agrees as follows:

        (a) Confidentiality. Except for and on behalf of the Corporation with the consent of or as directed by the Board, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any of the business secrets or other confidential information regarding the Corporation and its subsidiaries which has not otherwise become public knowledge; provided, however, that nothing in this Agreement shall preclude the Executive from disclosing information (i) to an appropriate extent to parties retained to perform services for the Corporation or its subsidiaries or (ii) under any other circumstances to the extent such disclosure is, in the reasonable judgment of the Executive, appropriate or necessary to further the best interests of the Corporation or its subsidiaries or (iii) as may be required by law.

        (b) Records. All papers, books and records of every kind and description relating to the business and affairs of the Corporation and its subsidiaries, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Corporation, and the Executive shall surrender them to the Corporation at any time upon request by the Board.

        (c) Noncompetition and Nonsolicitation. The Executive hereby agrees with


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the Corporation that during the term of his employment hereunder, and in certain instances, as provided below, for a period of two (2) years following termination of his employment with the Corporation, (i) he shall not, directly or indirectly, engage in, or be employed by, or act as a consultant to, or be a director, officer, owner or partner of, or acquire a substantial interest in, any business activity or entity which competes significantly with the Corporation or any of its subsidiaries; provided that, after the termination of his employment with the Corporation, "significant" competition shall not include involvement in any line of business that contributes less than five percent (5%) of the gross revenues of the Corporation and its subsidiaries or contributes less than five percent (5%) of the gross revenues of another business entity or activity with which Executive becomes associated, (ii) he shall not solicit any employee of the Corporation or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Corporation or its subsidiaries, unless he believes in good faith that such action during the term of his employment by the Corporation is in the best interests of the Corporation, and (iii) he shall not induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relation with the Corporation or its subsidiaries to cease doing business with the Corporation or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Corporation or its subsidiaries; provided, however, that as to the period after termination of the Executive's employment with the Corporation, the restrictive covenants set forth in part (i) of this paragraph (c) shall apply only if such termination results from the Executive's discharge for Cause (as defined in Section 8(d)(ii), below).

        (d) Enforcement.  The Executive recognizes that the provisions of this
Section 7 are vitally important to the continuing welfare of the Corporation and its subsidiaries and that money damages would constitute an inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Corporation and its subsidiaries, in addition to any other remedies they may have, shall have the right to compel specific performance thereof or to seek an injunction restraining any action by the Executive in violation of this Section 7.

     8. Termination. Unless earlier terminated in accordance with the following provisions of this Section 8, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation
during the Employment Period as set forth in Section 3.   Section 9 hereof sets
forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this
Section 8 and in Section 9 hereof are defined in Section 8(d), below.

        (a) Death or Disability.  Except to the extent otherwise provided in
Section 9 with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6)-consecutive month period, or of an aggregate period of nine (9) months out of any consecutive twelve (12) months, during which, by reason of physical or mental injury or disease, the Executive has been unable to perform


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substantially all of his usual and customary duties under this Agreement or
(ii) the date that a reputable physician selected by the Board, and as to whom the Executive has no reasonable objection, determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. The Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of any decision of the Board to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Executive under Section 4(b)(i) hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Corporation.

        (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from his employment hereunder for Cause. Except to the extent otherwise provided in Section 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Section 15 of this Agreement.

        (c) Termination for Other Reasons. The Corporation may discharge the Executive without Cause by giving written notice to the Executive in accordance with Section 15 at least thirty (30) days prior to the Date of Termination.
The Executive may resign from his employment, without liability to the Corporation, by giving written notice to the Corporation in accordance with
Section 15 at least thirty (30) days prior to the Date of Termination. Except to the extent otherwise provided in Section 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns.

         (d) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

           (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Section 4(b)(i) through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid, and (D) all other benefits which have accrued as of the Date of Termination, including any applicable retiree benefits (including, but not by way of limitation, medical expense reimbursement benefits under Section 5, above, and supplemental retirement benefits under Section 6, above) and including any applicable life insurance or disability insurance benefits. For


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the purpose of this Section 8(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board in accordance with the applicable plan, program or policy.

           (ii) "Cause" shall mean (A) the Executive's willful and continued failure to perform substantially the duties of his employment; or (B) the Executive's willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation; or (C) the Executive's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability (with "vicarious liability" meaning liability based on acts of the Corporation for which the Executive is charged solely as a result of his offices with the Corporation and in which he was not directly involved and did not have prior knowledge of such actions or intended actions); provided, however, that no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation; and provided further that no act or omission by the Executive shall constitute Cause hereunder unless the Corporation has given detailed written notice thereof to the Executive, and the Executive has failed to remedy such act or omission within 30 days after receiving such notice. Termination for Cause must be evidenced by a specific resolution adopted by at least a three-fourths vote of the Board after the Executive is given an opportunity prior to the expiration of such 30-day period, together with his legal counsel, to be heard before the Board.

           (iii) "Date of Termination" shall mean (A) in the event of a discharge of the Executive by the Board for Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation), which date shall be no less than thirty (30) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to
Section 8(a), the date the Executive receives written notice of such termination.

           (iv) "Good Reason" shall mean the occurrence of any of the following without the Executive's consent: (A) the failure to maintain (i) the Executive in the positions set forth in Paragraph 4(a) above, (II) as a director of the Corporation, or (III) following Executive's election as Chairman of the Board, as Chairman of the Board; (B) (B) the assignment to the Executive of any duties inconsistent in any respect with the Executive's positions with the Corporation as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a), or any action by the Corporation which results in substantial diminution in such positions, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Section 15;
or (C) any failure by the

Corporation to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Section 15; or (D) the Corporation requiring the Executive to be based at an office or location which is more than fifty (50) miles from the Executive's office as of July 1, 1997. Any good faith determination by the Executive that Good Reason exists shall be conclusive. In addition, any termination by the Executive during the thirty
(30)-day "window period" beginning six (6) months after a Change of Control shall be deemed to be for "Good Reason."

           (v) "Notice of Termination" shall mean a written notice which (A) indicates the specific termination provision in this Agreement relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (C) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date.

    9. Obligations of the Corporation Upon Termination. The following provisions describe the obligations of the Corporation to the Executive under this Agreement upon termination of his employment during the Employment Period. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Corporation or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of the Corporation or any of its subsidiaries.

        (a) Death, Disability, Discharge for Cause, or Resignation Without Good Reason. In the event this Agreement terminates pursuant to Section 8(a) by reason of the death or disability of the Executive, or pursuant to Section 8(b) by reason of the discharge of the Executive by the Corporation for Cause, or pursuant to Section 8(c) by reason of the resignation of the Executive other than for Good Reason, the Corporation shall pay to the Executive, or his heirs or estate, in the event of the Executive's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, incentive compensation, insurance benefits or other employee benefits shall be determined and paid in accordance with the terms of the relevant plan or policy as applicable to the Executive; and, provided further, that all long-term incentive compensation awards (such as (i) options to purchase stock of the Corporation, (ii) restricted stock of the Corporation, or (iii) similar equity-based units or interests) shall, if not otherwise vested, vest in full upon such termination of this Agreement due to death or disability.

        (b) Discharge Without Cause or Resignation with Good Reason. In the event that this Agreement terminates pursuant to Section 8(c) by reason of the discharge of the Executive by the Corporation other than for Cause or disability or by reason of the resignation of the Executive for Good Reason:

           (i) The Corporation shall pay all Accrued Obligations to the Executive in a lump sum in cash within ten (10) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, incentive compensation, insurance benefits or other employee benefits shall be determined and paid in accordance with the terms of the relevant plan or policy as applicable to the Executive;

           (ii) Within ten (10) days after the Date of Termination, the Corporation shall pay to the Executive a lump sum including the following amounts:

                (A) A cash bonus for the year of termination, calculated as a pro rata portion of his then current target annual bonus amount;

                (B) The full amount then credited to the Deferred Compensation Account described in Section 4(b)(iii), above;

                (C) A "Severance Amount" equal to three (3) times the sum of the Executive's (1) then current annual base salary and (2) then current target annual bonus amount; reduced by any amounts payable to the Executive under the Corporation's Executive Severance Pay Plan or any similar plan or program; and

                (D) In lieu of the Supplemental Retirement Benefit ("SRB") described in Section 6, above, a "Supplemental Retirement Amount" equal to the present value of a monthly SRB payable after the termination of employment for the life of the Executive but in any event for a minimum period of ten (10) years, with such value being calculated as follows:

                    (1) The monthly amount of the SRB shall be the excess of
(a) 50% of the Executive's Recent Average Monthly Compensation (as described in paragraph (2), below) over (b) the sum of (i) the Executive's projected monthly Social Security retirement benefits, if any, and (ii) the monthly amount payable under a single-life annuity for the Executive's life which is the actuarial equivalent of the benefits payable to the Executive under any retirement or profit-sharing plan or program provided by the Corporation, to the extent such benefits are attributable to contributions by the Corporation other than contributions by the Corporation on behalf of the Executive under a salary reduction agreement.

                    (2) The Executive's Recent Average Monthly Compensation shall be the amount determined by dividing sixty (60) into the sum of (a) the Severance Amount described in paragraph (C), above, and (b) the Executive's cash compensation for the last twenty-four (24) months of his full-time employment by the Corporation. Cash compensation shall consist of salary, current and deferred bonuses, and contributions paid on the Executive's behalf by the Corporation pursuant to a salary reduction agreement but shall not include amounts attributable to equity-participation awards or to payments made during that twenty-four (24)-month period pursuant to deferral from a previous period.

                    (3) The Executive's Social Security retirement benefits shall be projected as if the Executive began receiving such benefits at the earliest date available to him under then current law.

                    (4) The computation of present value shall use the then current Pension Benefit Guaranty Corporation interest rate for valuing immediate annuities under single-employer pension plans.

                (iii) For a period of three (3) years after the Date of Termination, the Corporation shall continue to provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and arrangements referred to in Section 4(b)(v) of this Agreement if the Executive's employment with the Corporation had continued for those three (3) years; provided, however, that such benefits shall be at least equal to the most favorable for the Executive which were provided for the Executive at any time during the twelve (12)-month period immediately preceding the termination of employment.

                (iv) All long-term incentive compensation awards to the Executive, including (but not by way of limitation) all equity-based incentive compensation awards (such as (A) options to purchase stock of the Corporation, (B) restricted stock of the Corporation, or (C) similar equity-based units or interests) shall, if not otherwise vested, vest in full upon such termination of this Agreement and Executive shall be considered to have terminated his employment by reason of retirement for purposes of determining the exercise period applicable to any options following such termination of this Agreement; and

                (v) The Corporation shall, at its sole expense, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive.

     10. Certain Additional Payments by the Corporation.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 10) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of paragraph (c), below, all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm serving as the Corporation's independent auditing firm immediately prior to the Effective Date (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by the Corporation to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph (c), below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

        (c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) Give the Corporation any information reasonably requested by the Corporation relating to such claim,

            (ii) Take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the

Corporation,

            (iii) Cooperate with the Corporation in good faith in order effectively to contest such claim, and

            (iv) Permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph (c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to paragraph (c), above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of said paragraph (c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to said paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

    11. No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

    12. Payment of Certain Expenses. The Corporation agrees to pay promptly as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur in connection with the preparation of this Agreement or as a result of any contest by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest initiated by the Executive about the amount of any payment due pursuant to this Agreement) (together with an additional amount such that after payment by the Executive of Executive's applicable Federal, state and local taxes on such additional amount, Executive shall retain an amount equal to the total of Executive's applicable Federal, state and local taxes arising due to the payment of legal fees and expenses under this Section 12), plus in each case interest on any delayed payment at the interest rate applicable from time to time under the Corporation's primary revolving credit agreement, or in the absence of such a rate, at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that the Corporation shall not be obligated to make such payment of fees and expenses with respect to any contest in which it is determined that such contest was initiated or maintained by Executive in bad faith.

    13. Indemnification. To the fullest extent permitted by law, the Corporation shall, during and after the Executive's term of employment, indemnify the Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being or having been an officer, director or employee of the Corporation or any of its subsidiaries.

    14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law, and such successor shall be deemed the "Corporation" for purposes of this Agreement.

    15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by reputable commercial delivery service or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:
         (a)   If to the Board or the Corporation, to:

               Wallace Computer Services, Inc.
               2275 Cabot Drive
               Lisle, Illinois  60532
               Attention:  Corporate Secretary

         (b)   If to the Executive, to:

               Mr. Robert J.  Cronin
               603 Ridgewood Court
               Oak Brook, Illinois  60523

               With a copy to:

               Sonnenschein Nath & Rosenthal
               8000 Sears Tower
               Chicago, Illinois 60606
               Attention:  Roger C.  Siske

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

    16. Tax Withholding. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (a) withhold such taxes from any cash payments owing from the Corporation to the Executive, (b) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

    17. Arbitration. Except as to actions described in Section 7(d), any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Chicago, Illinois in accordance with the laws of the State of Illinois, without regard to the choice of law provisions of such laws. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association before an arbitrator appointed by the then President of The Chicago Bar Association. The costs and expenses of the arbitrator shall be borne by the Corporation. The award of the arbitrator shall be binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

    18. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

    19. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

    20. Jurisdiction and Governing Law. Except as provided in Section 17, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Illinois, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Illinois, without regard to the choice of laws provisions of such laws.

    21. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

    22. Relationship to Employment Agreement. The Executive and the Corporation acknowledge that, prior to the Effective Date, the Executive's employment shall be governed by the Employment Agreement between the Executive and the Corporation dated as of July 1, 1997, as it may be amended and/or restated from time to time (the "Prior Agreement"). From and after the Effective Date, this Agreement shall supersede the Prior Agreement and any other agreement between the parties with respect to the subject matter hereof.

    23. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto, and supersedes all prior oral or written agreements or understandings between them, regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Attest:                             WALLACE COMPUTER SERVICES, INC.



/s/ Steven L.  Carson               By: /s/ William N.  Lane III
----------------------------            ----------------------------------------
                                    Title:Chairman of the Compensation Committee
                                          --------------------------------------


                                    ROBERT J.  CRONIN



                                    /s/ Robert J.  Cronin
                                    --------------------------------------------